UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On May 19, 2015, Global Partners LP, a Delaware limited partnership (the “Partnership”), Global GP LLC, a Delaware limited liability company (the “General Partner”), and Global Operating LLC, a Delaware limited liability company (“Global Operating” and, together with the Partnership and the General Partner, the “Partnership Parties”) entered into an Equity Distribution Agreement (the “Agreement”) with Wells Fargo Securities, LLC and BMO Capital Markets Corp., as sales agents. Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the sales agents, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $50,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by any method permitted by law deemed to be an “at the market” offering, including ordinary brokers’ transactions through the facilities of the New York Stock Exchange, to or through a market maker, or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise agreed upon by the Partnership and one or more of the sales agents.

Under the terms of the Agreement, the Partnership may also sell Common Units to one or more of the sales agents as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to a sales agent as principal would be pursuant to the terms of a separate agreement between the Partnership and such sales agent.

The Partnership intends to use the net proceeds from any sales pursuant to the Agreement, after deducting the sales agents’ commissions and the Partnership’s offering expenses, for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions and capital expenditures.

The Common Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (Registration No. 333-188982).

The Agreement contains customary representations, warranties and agreements by the Partnership Parties, indemnification obligations of the Partnership Parties and the sales agents, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

The sales agents and/or affiliates of each of the sales agents have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the sales agents are lenders under the Partnership’s credit facility and, accordingly, may receive a portion of the net proceeds from this offering if and to the extent any proceeds are used to reduce outstanding borrowings under the Partnership’s credit facility.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated May 19, 2015, among Global Partners LP, Global GP LLC, Global Operating LLC and Wells Fargo Securities, LLC and BMO Capital Markets Corp.

5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC
its General Partner

Dated: May 19, 2015		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated May 19, 2015, among Global Partners LP, Global GP LLC, Global Operating LLC and Wells Fargo Securities, LLC and BMO Capital Markets Corp.

5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).